PREPAY VOUCHER AGREEMENT

	VENDOR	COMPANY
NAME	Royale Associates LLC	Caesars Enterprise Services, LLC
STREET ADDRESS	5530 S. Valley View Blvd. Suite #105	One Caesars Palace Drive
CITY, STATE, ZIP	Las Vegas, NV 89118, STATE ZIP	Las Vegas, Nevada, 89109
ATTN:	William Barber	COMPANY'S CONTACT NAME
PHONE:	702-868-7880	
EMAIL.	Wbarber272@aol.com	
FAX:		
With copy to:		Caesars Enterprise Services, LLC
STREET ADDRESS	STREET ADDRESS	One Caesars Palace Drive
CITY, STATE, ZIP	CITY, STATE ZIP	Las Vegas, Nevada, 89109
ATTN:		General Counsel, Law Department

1. **Terms and Conditions.** This agreement shall consist of **Exhibits A, B, and C** (this "Agreement"), all of which shall be subject to those terms and conditions set forth on **Exhibit A** (the "Terms and Conditions"). Any change to the Terms and Conditions shall be in a written amendment. In the event of conflict between the Terms and Conditions and any exhibit, or other documentation provided by Vendor and made part of this Agreement, the Terms and Conditions shall control. Vendor and Company may hereinafter be referred to as the "Party" or the "Parties" where appropriate.

2. **License.** Vendor desires to purchase vouchers (the "Voucher(s)") for Company's entertainment offerings. Company is willing to sell such Vouchers to Company in accordance with the Terms and Conditions.

3. **Term.** Regardless of the date of execution, this Agreement and its Terms and Conditions shall be effective on Feburary, 1st 2018 (the "Effective Date"), and shall continue until terminated by one of the Parties (the "Term"). Either Party may terminate this Agreement at any time during the Term without cause and without further liability to the other Party by providing the other Party with ten days' written notice. Company agrees to honor any Vouchers sold to Vendor prior to the date of termination.

4. **Affiliate.** "Affiliate" means any person, corporation, partnership or business entity (including but not limited to those entities set forth on **Exhibit B** attached to the Agreement) either existing on the date of this Agreement or acquired hereafter which: (i) is directly or indirectly controlled by Caesars Entertainment Operating Company, Inc. ("CEOC") or CEOC's parent entity, Caesars Entertainment Corporation; or (ii) is a entity which has contracted with CEOC (or an affiliate of CEOC) (a) for the management of its casino or hotel operations or (b) related to any customer loyalty program or affiliation. For the purposes of this section, "control" is defined as in Rule 12b-2 of the Security Exchange Act of 1934.

IN WITNESS WHEREOF the Parties have executed this Agreement on the Effective Date.

VENDOR:	COMPANY:
Royale Associates LLC	**Caesars Enterprise Services, LLC**
By: William Barber	By: DocuSigned by: Lindsay Radic A036A55ADE8749C
Name: William Barber	Name: Lindsay Radic
Title: Manager Director	Title: Event Creation Manager

EXHIBIT B

PRICE LIST

Pursuant to the Prepay Voucher Agreement entered into on 2/1/2018.

This voucher list ("Voucher List") is entered into on February 1st, 2018 by and between **Flamingo CERP Manager, LLC and HLV CERP Manager, LLC** ("Affiliate"), and **Royale Associates LLC** ("Vendor") and is deemed to be incorporated into that certain Prepay Voucher Agreement referenced above by and between Caesars Enterprise Services, LLC and Vendor (the "Agreement"). All terms and conditions of the Agreement are incorporated into this Voucher List as if fully set forth herein. If there is any conflict between a provision of the Agreement and this Voucher List, the Agreement will control. Any terms used herein but not defined shall have the meaning ascribed to such term in the Agreement.

As requested by Vendor Company agrees to supply Vendor with Vouchers for the following:

Donny and Marie

Legends in Concert
Menopause the Musical
Righteous Brother

The charge per Voucher requested, which includes all taxes and fees, shall be as follows:

Name of the Show	Seating Level	Inclusive Pricing	
Donny and Marie	Balcony	$	50.00
Legends in Concert	Main Floor	$	29.99
Menopause the Musical	Premium	$	32.00
Righteous Brother	Mid Theater	$	25.00

The undersigned Parties acknowledge, agree and understand that this Voucher List is subject to all terms and conditions included in the Agreement entered into by the Parties, all of which are incorporated herein by this reference.

VENDOR:

By: William Barber

Name: William Barber

Title: Managing Director

AFFILIATE:

DocuSigned by:

By: Lindsay Radic
A036A55ADF8749C...

Name: Lindsay Radic

Title: Event Creation Manager